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                                                                     Exhibit 5.1



                       October 7, 1994



Maxus Energy Corporation
717 North Harwood Street
Dallas, Texas 75201

     Re: Registration on Form S-8 of 250,000 shares of Common Stock, $1.00 par value per share, of Maxus Energy Corporation

Gentlemen:

   I am an Associate General Counsel of Maxus Energy Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the registration and sale under the Securities Act of 1933, as amended (the "Securities Act"), by the Company of 250,000 shares of its Common Stock, $1.00 par value per share (the "Shares"). The Shares are being registered pursuant to that certain Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act (as hereinafter amended or supplemented, the "Registration Statement") and are to be sold pursuant to the Company's Director Stock Compensation Plan (the "Plan").

     In connection therewith, I have examined and relied upon the originals, or copies certified to my satisfaction, of (i) the Restated Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance by the Company of the Shares, (iii) the Registration Statement and exhibits thereto, (iv) the Plan and (v) such other documents and instruments as I have deemed necessary for the expression of the opinion contained herein.

     In making the foregoing examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.
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Maxus Energy Corporation
October 7, 1994
Page 2


   Based on the foregoing, and having due regard for such legal considerations as I deem relevant, I am of the opinion that the Shares have been duly authorized and, when issued against payment of the consideration therefor, will be validly issued, fully paid and nonassessable.

     I am a member of the Bar of the State of Texas and do not purport to be an expert on, generally familiar with, or qualified to express legal conclusions based on, laws other than the laws of the United States of America, the State of Texas and the General Corporation Law of the State of Delaware. Accordingly, the opinion expressed above is specifically limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to me under the caption "Interests of Named Experts and Counsel" in
Part II of such Registration Statement.

                                       Very truly yours,

                                       David A. Wadsworth

                                       David A. Wadsworth
                                       Associate General Counsel